UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 10, 2003

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 10, 2003, Aastrom Biosciences issued a press release relating to the consummation of several financing transactions involving sales of the Company’s stock. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press Release of July 10, 2003 relating to consummation of financing transactions

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

	By:	/s/ Alan M. Wright

Date: July 10, 2003		Senior Vice President, Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of July 10, 2003 relating to consummation of financing transactions